As filed with the Securities and Exchange Commission on October 29, 2021

Registration No. 33-73924

333-18907

333-78795

333-63166

333-130874

333-165088

333-188554

333-203944

333-219348

333-248581

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 33-73924)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-18907)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-78795)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 333-63166)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 333-130874)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 333-165088)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 333-188554)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 333-203944)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 333-219348)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-248581)

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Misonix, Inc.

(By Misonix, LLC, as successor by merger to Misonix, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	84-1856018
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Bioventus Inc. 1938 New Highway Farmingdale, NY 11735	11735
(Address of principal executive offices)	(Zip code)

Stock Option Plan

1996 Employee Incentive Stock Option Plan

1996 Non-Employee Director Stock Option Plan

1998 Employee Stock Option Plan

2001 Employee Stock Option Plan

2005 Employee Equity Incentive Plan

2005 Non-Employee Director Stock Option Plan

Misonix, Inc. 2009 Employee Equity Incentive Plan

Misonix, Inc. 2009 Non-Employee Director Stock Option Plan

Misonix, Inc. 2012 Employee Equity Incentive Plan

Misonix, Inc. 2012 Non-Employee Director Stock Option Plan

Misonix, Inc. 2014 Employee Equity Incentive Plan

Misonix, Inc. 2017 Equity Incentive Plan

(Full title of the plans)

Kenneth M. Reali

Chief Executive Officer

c/o Bioventus Inc.

4721 Emperor Boulevard, Suite 100

Durham, North Carolina 27703

Telephone: (919) 474-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Wesley C. Holmes Mark M. Bekheit Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Jonn R. Beeson, Esq. Jones Day 3161 Michelson Drive, Suite 800 Irvine, California 92612 (949) 553-7528

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

On July 29, 2021, Misonix, Inc., a Delaware corporation (“Registrant”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bioventus Inc., a Delaware corporation (“Bioventus”), Oyster Merger Sub I, Inc. (“Merger Sub I”), a wholly owned subsidiary of Bioventus, and Oyster Merger Sub II, LLC (“Merger Sub II”), a wholly owned subsidiary of Bioventus. Pursuant to the Merger Agreement, effective October 29, 2021, Bioventus acquired Registrant through a merger of Merger Sub I with and into Registrant, with Registrant continuing as the surviving corporation (the “First Merger”), followed by a merger of Registrant with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and a wholly owned subsidiary of Bioventus under the name “Misonix, LLC” (the “Second Merger,” and, together with the First Merger, the “Mergers”). This Post-Effective Amendment (the “Post-Effective Amendment”), filed by Misonix, LLC (as successor by merger to Registrant), withdraws and removes from registration all unissued shares of common stock, par value $0.0001 per share, of Misonix, Inc. (such common stock, “Common Stock”), under the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”) filed with the U.S. Securities and Exchange Commission (the “SEC”), together with any and all plan interests and any other securities registered thereunder, without giving effect to any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increased the number of outstanding shares of Common Stock:

•

Registration Statement on Form S-8 (No. 33-73924), filed with the SEC on January 7, 1994, pertaining to the registration of 250,000 shares of common stock, $0.01 par value per share, of Misonix OpCo, Inc., a New York corporation (f/k/a Misonix, Inc.) (such common stock, “Predecessor Common Stock”) reserved for issuance under the Stock Option Plan;

•

Registration Statement on Form S-8 (No. 333-18907), filed with the SEC on March 21, 1997, pertaining to the registration of 1,050,000 shares of Predecessor Common Stock, reserved for issuance under the 1996 Employee Incentive Stock Option Plan and 1996 Non-Employee Incentive Stock Option Plan;

•

Registration Statement on Form S-8 (No. 333-78795), filed with the SEC on May 19, 1999, pertaining to the registration of 500,000 shares of Predecessor Common Stock, reserved for issuance under 1998 Employee Stock Option Plan;

•

Registration Statement on Form S-8 (No. 333-63166), filed with the SEC on June 15, 2001, pertaining to the registration of 1,000,000 shares of Predecessor Common Stock, reserved for issuance under 2001 Employee Stock Option Plan;

•

Registration Statement on Form S-8 (No. 333-130874), filed with the SEC on January 5, 2006, pertaining to the registration of 700,000 shares of Predecessor Common Stock, reserved for issuance under 2005 Employee Equity Incentive Plan and 2005 Non-Employee Director Stock Option Plan;

•

Registration Statement on Form S-8 (No. 333-165088), filed with the SEC on February 26, 2010, pertaining to the registration of 700,000 shares of Predecessor Common Stock, reserved for issuance under Misonix, Inc. 2009 Employee Equity Incentive Plan and Misonix, Inc. 2009 Non-Employee Director Stock Option Plan;

•

Registration Statement on Form S-8 (No. 333-188554), filed with the SEC on May 13, 2013, pertaining to the registration of 700,000 shares of Predecessor Common Stock, reserved for issuance under Misonix, Inc. 2012 Employee Equity Incentive Plan and Misonix, Inc. 2012 Non-Employee Director Stock Option Plan;

•

Registration Statement on Form S-8 (No. 333-203944), filed with the SEC on May 7, 2015, pertaining to the registration of 750,000 shares of Predecessor Common Stock, reserved for issuance under Misonix, Inc. 2014 Employee Equity Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-219348), filed with the SEC on July 19, 2017, pertaining to the registration of 750,000 shares of Predecessor Common Stock, reserved for issuance under Misonix, Inc. 2017 Employee Equity Incentive Plan; and

•

Registration Statement on Form S-8 (No. 333- 248581), filed with the SEC on September 3, 2020, pertaining to the registration of 1,200,000 shares of Common Stock, reserved for issuance under Misonix, Inc. 2017 Employee Equity Incentive Plan, as amended.

As a result of the Mergers, Registrant has terminated any and all offerings of Registrant’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold or unissued at the termination of the offering, Registrant hereby removes from registration all such securities of Registrant registered pursuant to the Registration Statements that remain unsold or unissued as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on this 29th day of October, 2021.

Misonix, LLC (as successor by merger to Misonix, Inc.)

By:	/s/ Kenneth M. Reali
Name: Kenneth M. Reali
Title: Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.